UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2014

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178883	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 William Street, Suite 270 Wellesley, Massachusetts		02481
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 475-5254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed on January 31, 2014 with the Securities and Exchange Commission, on February 4, 2013, Arch Therapeutics, Inc. (the “Company) closed a private placement (the “Private Placement Financing”) pursuant to which it issued and sold to nine accredited investors (collectively, the “Investors”) an aggregate of 11,400,000 shares of the Company’s common stock (collectively, the “Shares”) at a purchase price of $0.25 per share and three series of warrants to purchase up to an aggregate of 34,200,000 shares of the Company’s common stock (collectively, the “Warrants,” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”). The Private Placement Financing was effected pursuant to the terms and provisions of a securities purchase agreement (the “Securities Purchase Agreement”) entered into with the Investors on January 30, 2014.

At the closing of the Private Placement Financing on February 4, 2013, the Company received aggregate gross proceeds of approximately $2.85 million. After deducting for estimated fees and expenses, the aggregate net proceeds to the Company from the Private Placement Financing are expected to be approximately $2.77 million. The Company did not engage any underwriter or placement agent in connection with the Private Placement Financing.

Effective as of the closing of the Private Placement Financing, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”) pursuant to which the Company is obligated, subject to certain conditions, to file with the Securities and Exchange Commission one or more registration statements to register the Shares and the Warrant Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). In addition, as of the closing of the Private Placement Financing, the Company issued to each Investor a Series A Warrant, a Series B Warrant and a Series C Warrant, each to purchase up to a number of shares of the Company’s common stock equal to 100% of the Shares purchased by such Investor under the Securities Purchase Agreement.

More fulsome descriptions of the terms and provisions of the Securities Purchase Agreement, Registration Rights Agreement, each series of the Warrants, as well as copies of each such document, are contained in the Current Report on Form 8-K filed by the Company on January 31, 2014, and the full text of those descriptions and documents is incorporated herein by reference.

The issuance and sale of the Shares, Warrants and Warrant Shares (collectively, the “Securities”) has not been registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities have been issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Investors; and the Securities will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Securities.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: February 10, 2014

By: /s/ Terrence W. Norchi, M.D.

Name: Terrence W. Norchi, M.D.

Title: President, Chief Executive Officer